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Exhibit 8(r)(1)

Amendment No. 1 to Participation Agreement (Putnam)

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AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 (the “Agreement”) effective October 25, 2013 by and among Transamerica Advisors Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as such Schedule may be revised from time to time (the “Account”), the Putnam Funds (each a “Fund”) and Putnam Retail Management Limited Partnership (the “Underwriter”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 5th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be revised or supplemented from time to time with notice to all parties (the “Contracts”);

2.	The existing 10th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) listed in Schedule A hereto, as it may be revised or supplemented from time to time with notice to all parties (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value.

3.	The parties agree to combine existing Schedule A and Schedule B into a single schedule hereby referenced as Schedule A, as supplemented from time to time by a party, with notice to all other parties. Schedule A and Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A. All references to Schedule B in the Agreement are hereafter a reference to Schedule A.

4.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.8. The Underwriter considers those Funds set forth on Schedule B hereto (as such schedule is updated from time to time) to be a commodity pool operator (“CPO”) under the Commodities Exchange Act (“CEA”) and rules and regulations of the Commodity Futures Trading Commission (“CFTC”) promulgated thereunder and the manager of the Funds is registered with the CFTC as a CPO. The Underwriter agrees to notify the Company when any other underlying Fund becomes a CPO and as to which the manager of the Fund is required to register as a CPO and such Schedule B shall be updated accordingly. The Underwriter represents and warrants that it will at all times comply in all material respects with the CEA and CFTC rules and regulations to the extent required.

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: October 25, 2013

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	10-29-13

THE PUTNAM FUNDS

By:	/s/ Mike Higgins
Name:	Mike Higgins
Title:	Treasurer
Date:	10-25-13

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:	/s/ Jeff Aaron
Name:	Jeff Aaron
Title:	Sr. Strategic Relationship Mgr.
Date:	10/28/13

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SCHEDULE A

Revised October 25, 2013

SEPARATE ACCOUNTS:

Merrill Lynch Life Variable Annuity Separate Account D

CONTRACTS:

Merrill Lynch IRA Annuity®

DESIGNATED PORTFOLIOS:

The Putnam Fund for Growth and Income – Class A Shares

Putnam International Equity Fund – Class A Shares

Putnam Voyager Fund – Class A Shares

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Schedule B

October 25, 2013

Putnam Diversified Income Fund